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                                 SCHEDULE 14A
                                (Rule 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the Securities
               Exchange Act of 1934 (Amendment No.__________)

Filed by the Registrant  (x)
Filed by a party other than the Registrant  ( )

Check the appropriate box:
( ) Preliminary proxy statement          ( ) Confidential, For Use of the
(x) Definitive proxy statement                Commission Only (as permitted by
( ) Definitive additional materials           Rule 14a-6(e)(2))
( ) Soliciting material pursuant to
     Rule 14a-11(c) or Rule 14a-12


                             Micrel, Incorporated
              (Name of Registrant as Specified in Its Charter)
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):
(x)  No fee required.
( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:
    __________________________________________________________________________

(2) Aggregate number of securities to which transaction applies:
    __________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    __________________________________________________________________________

(4) Proposed maximum aggregate value of transaction.
    __________________________________________________________________________

(5) Total fee paid:
    __________________________________________________________________________

    ( ) Fee paid previously with preliminary materials:
    __________________________________________________________________________

    ( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:
    __________________________________________________________________________

(2) Form, Schedule or Registration Statement No.:
    __________________________________________________________________________

(3) Filing Party:
    __________________________________________________________________________

(4) Date Filed:
    __________________________________________________________________________

                             MICREL, INCORPORATED
                              1849 Fortune Drive
                         San Jose, California 95131
                  Notice of Special Meeting of Shareholders
                         To Be Held August 19, 1999


To the Shareholders of Micrel, Incorporated:

   The Special Meeting of Shareholders (the "Special Meeting") of Micrel, Incorporated, a California corporation (the "Company"), will be held at the Company's offices located at 1931 Fortune Drive, San Jose, California 95131 on August 19, 1999 at 12:00 p.m. local time, for the following purposes:

   1. Approval of an amendment to the Company's Restated Articles of Incorporation, as amended to increase the number of shares of Common Stock which the Company is authorized to issue from 50,000,000 to 100,000,000.

   2. Any and all matters incident to the foregoing, and such other business as may legally come before the meeting and any adjournments or postponements thereof.

   The Board of Directors has fixed the close of business on July 8, 1999 as the record date for determining the shareholders having the right to notice of and to vote at the special meeting.

   The foregoing item of business is more fully described in the Proxy Statement which is attached hereto and made a part hereof. The Special Meeting will be open to shareholders of record, proxy holders, and others by invitation only. Beneficial owners of shares held by a broker or nominee must present proof of such ownership to attend the meeting.

   WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE SPECIAL MEETING. IF YOU SEND IN YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE SPECIAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.


                     By Order of the Board of Directors,

                     /s/Raymond D. Zinn
                     --------------------------------------
                     Raymond D. Zinn
                     President, Chief Executive Officer
                     and Chairman of the Board of Directors


San Jose, California
July 23, 1999

                             MICREL, INCORPORATED
                              1849 Fortune Drive
                          San Jose, California 95131

                          --------------------------

                               PROXY STATEMENT

                          --------------------------

                       Special Meeting of Shareholders
                               August 19, 1999

   The enclosed proxy is solicited on behalf of the Board of Directors of Micrel, Incorporated, a California corporation (the "Company"), for use at the Special Meeting of Shareholders (the "Special Meeting") to be held at 12:00 p.m. local time, at the Company's offices at 1931 Fortune Drive, San Jose, California 95131, on August 19, 1999, and at any adjournment or postponement thereof. Only holders of the Company's Common Stock of record on July 8, 1999 will be entitled to vote. Holders of Common Stock are entitled to one vote for each share held. There is no cumulative voting.

   Approval of the proposed amendment (the "Amendment") to the Restated Articles of Incorporation, as amended (the "Articles of Incorporation") requires the affirmative vote of a majority of all outstanding shares of Common Stock of the Company, no par value ("Common Stock"). Shareholders of record at the close of business on July 8, 1999 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. At the Record Date, 20,470,882 shares of Common Stock were issued and outstanding, and no shares of the Company's Preferred Stock were outstanding.

   All shares represented by valid proxies will be voted in accordance with the instructions contained therein. In the absence of instructions, proxies will be voted FOR the Amendment. Shares of Common Stock represented by proxies which are marked "ABSTAIN" with respect to the Amendment will have the effect of a vote against the Amendment. In instances where a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority for beneficial owners who have not returned proxies (so called "broker non-votes"), those shares will be disregarded and will have the effect of a vote against the Amendment.

   Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to its exercise. A proxy may be revoked by filing an instrument revoking it, or a duly executed proxy bearing a later date, with the Secretary of the Company prior to the meeting, or by attending the Special Meeting and electing to vote in person.

   This Proxy Statement and the accompanying proxy were first sent by mail to shareholders on or about July 23, 1999. The costs of this solicitation are being borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited personally or by telephone, facsimile or telegram by certain of the Company's directors, officers and regular employees, without additional compensation.

                                    PROPOSAL

               AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

   In May 1999, the Board of Directors declared it advisable and unanimously approved an amendment to increase the aggregate number of shares of Common Stock which the Company is authorized to issue from 50,000,000 shares to 100,000,000 shares (the "Amendment").

   If approved by the shareholders, the Amendment will become effective upon the filing of a Certificate of Amendment of Articles of Incorporation with the California Secretary of State. The Amendment would change Section 3.1 of Article III of the Company's Articles of Incorporation to read in its entirety as follows:

          "3.1. Authorized Capital Stock. This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is one hundred five million (105,000,000) shares. One hundred million (100,000,000) shares shall be Common Stock, no par value, and five million (5,000,000) shares shall be Preferred Stock, no par value."

Purpose and Effect of the Amendment

   As of the Record Date, of the Company's 50,000,000 authorized shares of Common Stock, 20,470,882 shares were issued and outstanding, and 9,564,668 shares were reserved for issuance pursuant to the Company's current stock option plans and stock purchase plan (together, the "Plans"), and 19,964,450 shares were available for future issuance but have not been reserved for any specific use. The principal purpose of the proposed Amendment is to authorize additional shares of Common Stock which will be available in the event that the Board of Directors determines that it is necessary or appropriate, among other things, to effect future stock dividends or stock splits, to raise additional capital through the sale of securities, to acquire another company or its business or assets through the issuance of securities, or to establish a strategic relationship with a corporate partner through the exchange of securities.

   If the proposed Amendment is adopted, the aggregate number of authorized shares of Common Stock will be increased from 50,000,000 shares to 100,000,000 shares. If the Proposal were adopted, as of the Record Date, 69,964,450 shares would be available for future issuance by the Board of Directors without any shareholder approval, except in accordance with the requirements of the Nasdaq Stock Market or the California General Corporation Law. If the Proposal is not approved, the number of authorized shares will remain the same and management will have limited flexibility to do the things described above. The Board of Directors has not taken formal action to issue any of the additional shares although it is currently considering authorizing a two for one stock split upon adoption of this Proposal by the shareholders of the Company, if it determines that stock market conditions are appropriate. The Board has no other immediate plans, understandings, agreements or commitments to issue any of the additional shares of Common Stock.

   There will be no change in the voting rights, dividend rights, liquidation rights, preemptive rights or any other shareholder rights as a result of the proposed Amendment. The additional shares might be issued at such times and under such circumstances as to have a dilutive effect on earnings per share and on the equity ownership of the present holders of Common Stock.


Potential Anti-Takeover Effect

   The proposed Amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intention of the proposal. The increased number of authorized shares of Common Stock could discourage, or be used to impede, an attempt to acquire or otherwise change control of the Company. The private placement of shares of Common Stock into "friendly" hands, for example, could dilute the voting strength of a party seeking control of the Company. Furthermore, many companies have issued warrants or other rights to acquire additional shares of Common Stock to the holders of its Common Stock to discourage or defeat unsolicited share accumulation programs and acquisition proposals, which programs or proposals may be viewed by the Board of Directors as not in the best interest of the Company and its shareholders. Although the Company has no present intent to use the additional authorized shares of Common Stock for such purposes, if this Proposal is adopted, more capital stock of the Company would be available for such purposes than is currently available.

   The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting, assuming a quorum is present, is necessary for approval of the Amendment. Therefore, abstentions and broker non-votes (which may occur if a beneficial owner of stock where shares are held in a brokerage or bank account fails to provide the broker or the bank voting instructions as to such shares) effectively count as votes against the Amendment.

                      THE BOARD OF DIRECTORS UNANIMOUSLY
                RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT.

                     5% SHAREHOLDERS, DIRECTORS, NOMINEES
                         AND NAMED EXECUTIVE OFFICERS

   The following table sets forth certain information known to the Company with respect to the beneficial ownership as of June 30, 1999, by (i) all persons who are beneficial owners of five percent (5%) or more of the Company's Common Stock, (ii) each director, (iii) certain executive officers, and (iv) all directors and executive officers as a group.

                                                           Number of Shares
                                                        Beneficially Owned(1)
                                                       ----------------------
                                                         Number    Percent(2)
                                                       ----------  ----------
    5% Shareholders, Directors, Nominees and
          Named Executive Officers

Raymond D. Zinn(3)                                      3,040,200    14.8%
Warren H. Muller(4)                                     2,928,200    14.3%
Capital Research & Management Company and
 SMALLCAP World  Fund, Inc.
   333 South Hope Street, 55th Floor
   Los Angeles, CA  90071(5)                            1,305,000     6.4%
Putnam Investments, Inc.
   One Post Office Square
   Boston, MA  02109(6)                                 1,213,950     5.9%
George Anderl(7)                                           40,000      *
Dale L. Peterson(8)                                        33,750      *
Larry L. Hansen(9)                                         33,750      *
Robert J. Barker                                           30,000      *
George Kelly(10)                                           29,750      *
Robert Whelton                                               -         *
All executive officers and directors
 as a group (10 persons)(11)                            6,155,650    29.9%
_________________
*Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of June 30, 1999 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the tables have sole voting and investment power with respect to the shares set forth opposite such person's name.
(2) Percentage beneficially owned is based on 20,470,882 shares outstanding as of June 30, 1999.
(3) Includes 42,000 shares subject to stock options exercisable within 60 days of June 30, 1999.
(4) Includes 18,000 shares subject to stock options exercisable within 60 days of June 30, 1999.
(5)   Based on a Schedule 13G dated February 8, 1999, SMALLCAP World
      Fund, Inc. has sole voting power with respect to 1,285,000 shares of the Company's Common Stock and Capital Research & Management Company has sole dispositive power with respect to 1,305,000 shares of the Company's
      Common Stock as of December 31, 1998.
(6)   Based on a Schedule 13G dated February 9, 1999 Putnam Investments, Inc.
      has shared voting power and shared dispositive power with respect to 1,213,950 shares of the Company's Common Stock as of December 31, 1998.

(7) Includes 40,000 shares subject to stock options exercisable within 60 days of June 30, 1999.
(8) Includes 23,750 shares subject to stock options exercisable within 60 days of June 30, 1999.
(9) Includes 23,750 shares subject to stock options exercisable within 60 days of June 30, 1999.
(10) Represents 4,500 shares held of record by the Kelly Family Trust of which Mr. Kelly is a trustee. Includes 21,250 shares subject to stock options exercisable within 60 days of June 30, 1999.
(11) Includes 188,750 shares subject to stock options exercisable within 60 days of June 30, 1999.

Other Business

   The Board of Directors knows of no other business which will be presented at the Special Meeting. If any other business is properly brought before the Special Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

   It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to fill in, sign and promptly return the accompanying proxy card in the enclosed envelope.

                                  By Order of the Board of Directors,

                                  /s/Raymond D. Zinn
                                  --------------------------------------
                                  Raymond D. Zinn
                                  President, Chief Executive Officer and
                                  Chairman of the Board of Directors


July 23, 1999
San Jose, California

                                                                   PROXY

                              MICREL, INCORPORATED
                               1849 FORTUNE DRIVE
                               SAN JOSE, CA 95131

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE SPECIAL MEETING ON AUGUST 19, 1999

     Raymond D. Zinn and Robert J. Barker, or any one of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Micrel, Incorporated (the "Company"), to be held on Thursday, August 19, 1999, and any adjournment or postponement thereof.

SEE REVERSE SIDE: If you wish to vote in accordance with the Board of Directors' recommendations, just sign and date on the reverse side. You need not mark any boxes.


           CONTINUED AND TO BE SIGNED ON REVERSE SIDE (SEE REVERSE SIDE)

[x} Please Mark votes as in this example.


Shares represented by this proxy will be voted as directed by the shareholder. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE FOR PROPOSAL NO. 1. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting of Shareholders. The Board of Directors recommends a vote FOR Proposal No. 1.



       1. Approval of an amendment               MARK HERE FOR
          to the Company's Restated              ADDRESS CHANGE
          Articles of Incorporation,             AND NOTE AT
          as amended, to increase the            RIGHT [  ]
          number of shares of Common
          Stock which the Company is
          authorized to issue from
          50,000,000 shares to
          100,000,000 shares

          FOR  WITHHELD  ABSTAIN
          [  ]   [  ]     [  ]








                               Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                               Signature _______________________  Date________

                               Signature _______________________  Date________

                               PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.